UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2017

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 2.02. Results of Operations and Financial Condition
On November 2, 2017, Care.com, Inc. (the "Company") issued a press release announcing financial results for the third quarter ended on September 30, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Director
On October 31, 2017, Tony Florence resigned from the Board of Directors of the Company (the "Board"), and from his service on the Board's compensation, audit and nominating and corporate governance committees, in each case effective immediately. Mr. Florence's decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.
Election of Director
On October 31, 2017, the Board elected Daniel Yoo as a director of the Company. Mr. Yoo has not been, and as of the date of filing of this Current Report on Form 8-K is not expected to be, elected to any committees of the Board. Mr. Yoo has been designated as a Class II director and will serve on the Board until the Company’s 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.
Mr. Yoo was recommended for election to the Board by the Company’s nominating and corporate governance committee, in accordance with the provisions of its charter.
There are currently no arrangements or understandings between Mr. Yoo and any other person pursuant to which Mr. Yoo was elected as a director. There are currently no transactions in which Mr. Yoo has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On October 31, 2017, in connection with his election to the Board, the Board approved a fiscal 2017 director's fee to Mr. Yoo of $35,000 for his service on the Board, with such amount to be pro-rated from the date of his election until the end of the Company's 2017 fiscal year. If Mr. Yoo elects to receive his cash compensation in the form of equity in lieu of cash, he will receive an equity grant of equal value in lieu of the cash consideration. The Board also granted Mr. Yoo a stock option award and a restricted stock unit award, each under the Company’s 2014 Incentive Award Plan and each valued at approximately $18,500.
On November 2, 2017, the Company issued a press release announcing the election of Mr. Yoo to the Board. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits
(d)

Exhibit Number	Exhibit Title or Description

99.1(1)	Press release issued by Care.com, Inc. entitled “Care.com Announces Third Quarter 2017 Financial Results” dated November 2, 2017
99.2	Press release issued by Care.com, Inc. entitled "Care.com Appoints Dan Yoo to Board of Directors" dated November 2, 2017

(1) This exhibit relating to Item 2.02 shall be deemed to be furnished and not filed.

This report on Form 8-K contains projections and other forward-looking statements regarding future events. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do nor will we necessarily update the information contained in this report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017	By:	/s/ MICHAEL ECHENBERG
Michael Echenberg
Executive Vice President and Chief Financial Officer